Exhibit 10.27

LOAN AGREEMENT

This Agreement is made this 10th day of July 2015 at Mumbai (“Loan Agreement or Agreement”)

BY AND BETWEEN

MR. VAIBHAV RAO s/o Mr. Venu Raman Kumar, residing at [***] (hereinafter referred as “Mr. Vaibhav” or “Lender”) which expression shall, unless repugnant to the context or meaning thereof, be deemed to mean and include his heirs, administrators, executors, legal representatives of the FIRST PART.

AND

AERIES (INDIA) PRIVATE LIMITED, a company registered in accordance with the provisions of the Companies Act, 1956 having its registered office at 5th Floor, Paville House, Off Veer Savarkar Marg, Prabhadevi, Mumbai – 400 025 (hereinafter referred to as “Company” or “Borrower”) which expression shall, unless repugnant to the context or meaning thereof, be deemed to mean and include its respective administrators, executors, legal representatives, Successors of the SECOND PART.

The Borrower and the Lender shall hereinafter be referred to individually as “Party” or collectively as “Parties”

WHEREAS the Borrower is engaged in the business of providing management and facility services, software solutions & services and technology related processing outsourcing.

WHEREAS the Borrower needs funds and approached the Lender to grant unsecured loan of Rs. 15,00,00,000/- (Rupees Fifteen crore only) (the loan amount hereinafter shall be referred to as ‘the loan’ or “loan”) and Lender has agreed to grant the loan. The Borrower hereby confirms that the funds are utilised for business purpose.

WHEREAS the Lender is a director of the borrower company.

AND WHEREAS the loan taken by the Company is not considered as deposit as per rule 2(l)(c) of the Companies (Acceptance of Deposit) Rules, 2014.

NOW, THEREFORE, IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES AS FOLLOWS:

1)

Loan: Lender will provide an unsecured Loan of Rs. 15,00,00,000/- (Rupees Fifteen Crore Only) in one or more tranches to the borrower and the borrower promise to repay the principal amount to the Lender, with interest payable on unpaid principle at the rate of 9.90 to 10% per annum (subject to tax deducted at source) as mutually decided among parties. The interest will be payable as per mutual consent among the parties.

2)	Tenure: The Agreement shall remain valid until the principal loan amount along with interest payable is paid by the borrower to the lender as full and final settlement.

3)	Source of Fund: The Lender declares that the loan amount will be given from his owned funds and not borrowed fund/ funds acquired by him by borrowing or accepting loans or deposits from others.

4)	Purpose of Loan: The Borrower will utilize the loan amount for its business purpose only.

5)	Prepayment: The Borrower can make prepayment of the loan without any additional charges.

6)	Assignment: None of the Parties to this Agreement shall assign this Agreement and any rights there under without the prior written consent of the other Party hereto.

7)

Default: Notwithstanding anything to the contrary in this Agreement, if the Borrower defaults in the performance of any obligation under this Agreement, then the Lender may declare the principal amount owing and interest due under this Agreement at that time to be immediately due and payable.

8)

Costs: The Borrower shall be liable for all costs, expenses and expenditure incurred including, without limitation the complete legal costs of the Lender incurred by enforcing this Agreement as a result of any default by the Borrower and such costs will be added to the principal then outstanding and shall be due and payable by the Borrower to the Lender immediately upon demand of the Lender.

9)

Jurisdiction: This Agreement shall be governed and construed in accordance with the substantive law of India and the parties hereto submit to the exclusive jurisdiction of the Courts, situate at the place of Mumbai, Maharashtra.

IN WITNESS WHEREOF this Loan Agreement has been entered into on the date stated at the by the Parties.

SIGNED AND DELIVERED by

M/s. Aeries (India) Private Limited

/s/ Sudhir Appukuttan Panikassery	/s/ Vaibhav Rao
Director	Vaibhav Rao
Director

Dated: 10 - 07 - 2015

Witness:

1) Vilma Fernandes - /s/ Vilma Fernandes

2) Ashok Joshi - /s/ Ashok Joshi

ADDENDUM 1 TO LOAN AGREEMENT

This Addendum dated 14th July, 2016 is an amendment to the Loan Agreement, dated 10th day of July 2015.

BY AND BETWEEN

MR. VAIBHAV RAO S/o Mr. Venu Raman Kumar, residing at [***] (hereinafter referred as “Mr. Vaibhav” or “Lender”) which expression shall, unless repugnant to the context or meaning thereof, be deemed to mean and include his heirs, administrators, executors, legal representatives of the FlRST PART.

AND

AERIES TECHNOLOGY GROUP PRIVATE LIMITED (previously known as AERIES (INDIA) PRIVATE LIMITED), a company registered in accordance with the provisions of the Companies Act, 1956 having its registered office at 5th Floor, Paville House, Off Veer Savarkar Marg, Prabhadevi, Mumbai - 400 025 (hereinafter referred to as “Company” or “Borrower”) which expression shall, unless repugnant to the context or meaning thereof, be deemed to mean and include its respective administrators, executors, legal representatives, Successors of the SECOND PART.

The Borrower and the Lender shall hereinafter be referred to individually as “Party” or collectively as “Parties”.

WHEREAS the Parties agree to the following:

1)

On 10th July, 2015 Parties entered into Loan Agreement (“Loan Agreement or Agreement”) to agree on the terms of the Loan of Rs. 15,00,00,000/- (Rupees Fifteen Crore only) taken by Aeries (India) Private Limited from Mr. Vaibhav Rao.

2)	Aeries (India) Private Limited by an amendment to its Certificate of Incorporation dated 9th July, 2016 has changed its company name to ‘Aeries Technology Group Private Limited’.

3)	This Amendment accomplishes the change of name only and all rights and obligations of the Borrower are unaffected by this change.

4)	Documentary evidence of this change of Company’s name has been provided to the Borrower.

5)	In consideration of this facts, the parties agrees that-

Loan Agreement covered by this Addendum are amended by substituting the name “Aeries Technology Group Private Limited” for the name “Aeries India Private Limited”, wherever it appears in the Agreement and

Each Party has executed this Addendum as of the day and year first above written.

For Aeries Technology Group Private Limited

/s/ Vaibhav Rao	/s/ Sudhir Appukuttan Panikassery
Vaibhav Rao	Authorized Signatory

Date: 18th April, 2020

To.

Vaibhav Rao,

Address: [***]

[***]

Kind attn: Mr. Vaibhav Rao

Re: Loan Agreement (Read with Addendum 1 dated 14th July, 2016) (“hereinafter referred to as “the Loan Agreement”) between Vaibhav Rao (“Lender” or “You”) and Aeries Technology Group Private Limited (“Company” or “Borrower”) dated 10th July, 2015 (“the Loan Agreement”)

Dear Sir,

Background

We write in relation to the Loan Agreement above. As you know, Aeries Technology Group Private Limited is in the business of providing management consultancy services and has taken loan from you in more than one tranche for working capital of the business and loan balance outstanding as on 18th April, 2020 is Rs. 69,501,800.30/-.

On 18th April, 2020, the Company has entered into Business Transfer Agreement with ATG Business Solutions Private Limited (“ATGBS”), a Company registered under the Companies Act, 2013 and having its registered office at 5th Floor, Paville House, Twin Tower Lane, Prabhadevi Mumbai 400 025, whereby Company has transferred all its business including Company employees to ATGBS.

As a part of this exercise, we wish to novate the Loan Agreement along with Addendum No 1 (to be read as “Loan Agreement” in this letter for Original Loan Agreement and Addendum No 1) with You to ATGBS on similar terms and condition with effect from April 01, 2020 (“Effective Date”).

This letter agreement is intended to: (a) make You aware of and obtain your consent to the new arrangements; and (b) for You to novate the Loan Agreement with ATGBS.

This letter agreement will come into effect on the Effective Date.

Terms of novation

1.

As of the Effective Date, Aeries Technology Group Private Limited will be released and discharged by the ATGBS from all its liabilities and obligations under the Loan Agreement which will instead be performed by ATGBS in accordance with the terms and conditions set out in this letter agreement. The rights and remedies of Aeries Technology Group Private Limited under the Loan Agreement will be vested in favour of ATGBS.

2.

ATGBS undertakes to You and to Aeries Technology Group Private Limited that as from the Effective Date it shall be bound by the Loan Agreement and will fulfil and accept all the terms and conditions including liabilities and obligations under the Loan Agreement as if ATGBS was and had been a party to the Loan Agreement in place of Aeries Technology Group Private Limited.

3.	As of the Effective Date, You:

a.	releases and discharges Aeries Technology Group Private Limited from the Loan Agreement;

b.	accepts the liability, obligations, rights and remedies of ATGBS as a party under the Loan Agreement in lieu of Aeries Technology Group Private Limited; and

c.	agrees to be bound by the terms of the Loan Agreement in every way as if ATGBS were named in the Loan Agreement in place of Aeries Technology Group Private Limited.

4.	Any communication to ATGBS shall be addressed as below:

Name: Kunaal Agashe

Address: 5th Floor, Paville House, Twin Tower Lane, Prabhadevi Mumbai 400 025

Tel: [***]

Email address: [***]

5.

Except as varied by the terms of this letter agreement, all the provisions of the Loan Agreement shall continue to remain in full force and effect and be valid and subsisting between You and ATGBS till term of the Loan Agreement

A copy of the Loan Agreement along with Addendum 1 is annexed to this letter agreement for novation thereof.

6.

Each of You and ATGBS will have the right to enforce the Loan Agreement and pursue any claims and demands under it against the other with respect to matters arising before, on or after the Effective Date, as if ATGBS were the original party to the Agreement instead of Aeries Technology Group Private Limited.

7.

In the event of any conflict between the provisions of this letter agreement and the Loan Agreement and/or any other documentation executed between any or all of the parties to this letter agreement, prior to the Effective Date, the provisions of this letter agreement shall prevail.

8.

This letter agreement is governed by and shall be construed in accordance with the laws of India and the parties hereto shall submit any dispute in relation to or arising out of this letter agreement to the exclusive jurisdiction of the courts in Mumbai, India if they have failed reaching an amicable settlement.

Please confirm your consent to this letter agreement by signing and returning a copy of this letter agreement and update our records accordingly.

Yours sincerely

/s/ P.A. Sudhir
Signed by: P.A. Sudhir
Title: Director
duly authorised, for and on behalf of
Aeries Technology Group Private Limited.

Agreed, accepted and acknowledged

/s/ Kunaal Agashe
Signed by:
Title: Legal
ATG Business Solutions Private Limited

Agreed, accepted and acknowledged

/s/ Vaibhav Rao
Signed by: Vaibhav Rao
Title: Lender

Annexure—Loan Agreement and Addendum 1 to Loan Agreement